UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

April 12, 2006

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 13, 2005, News Corporation (the “Company”) announced that it had settled a previously announced lawsuit regarding its stockholder rights plan.

The Company’s Board of Directors unanimously approved the settlement agreement between the Company and the plaintiffs, which includes stockholders of the Company, to the litigation, captioned Unisuper et al. v. News Corp.¸C.A. No. 1699-N, and is subject to approval by the Delaware Court of Chancery.

Under the terms of the settlement agreement, the trial and all remaining proceedings in the litigation will be postponed pending a stockholder vote on a rights plan to be held at the Company’s annual stockholders meeting in October 2006 (the “Annual Meeting”).

If stockholders vote in favor of the rights plan, the litigation will be dismissed. If stockholders vote against the rights plan, the Company has the right to treat the vote as advisory and proceed with the litigation.

At the Annual Meeting, an extension of the existing rights plan to October 2008 will be proposed, with the Company having the right to extend the rights plan for one year if the situation with Liberty Media Corporation, which led to the adoption of the rights plan, remains unresolved. If the Company’s stockholders vote in favor of the rights plan, then at the expiration of the existing rights plan or any other rights plan, the Company may adopt subsequent rights plans of one-year duration without stockholder approval, subject to interim periods of nine months between rights plans. If during or prior to any interim period, any stockholder (i) acquires 5 percent or more of the Company’s voting stock, (ii) offers to purchase voting stock or assets that would result in their owning 30 percent or more of the Company’s voting stock or assets or (iii) in certain other circumstances, the Company may immediately adopt a new rights plan of one-year duration. The Company may, of course, also adopt new rights plans or extend existing rights plans of unlimited duration with stockholder approval. The provisions discussed in this paragraph shall be in effect until the twentieth anniversary of the Annual Meeting. The terms of the settlement agreement are not intended to limit, restrict or eliminate the ability of the Company’s stockholders under applicable Delaware law to amend the Company’s certificate of incorporation in any manner.

As part of the settlement, the Company has agreed to pay the plaintiffs’ attorneys fees and expenses in the litigation.

A copy of the settlement agreement and the Company’s press release relating to the settlement are being filed as Exhibits 10.1 and 99.1, respectively, to this report and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
10.1	Stipulation of Settlement, dated April 12, 2006.

99.1	Press Release of News Corporation, dated April 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Dated: April 13, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stipulation of Settlement, dated April 12, 2006.

99.1	Press Release of News Corporation, dated April 13, 2006.